As filed with the Securities and Exchange Commission on August 2, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAGE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	27-4486580
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

215 First Street

Cambridge, MA 02142

(Address of Principal Executive Offices)

Sage Therapeutics, Inc. 2014 Employee Stock Purchase Plan

(Full Title of the Plans)

Barry E. Greene

President and Chief Executive Officer

Sage Therapeutics, Inc.

215 First Street

Cambridge, MA 02142

(617) 299-8380

(Name and Address of Agent For Service)

Copy to:

Anne Marie Cook

Senior Vice President, General Counsel

Sage Therapeutics, Inc.

215 First Street

Cambridge, MA 02142

(617) 299-8380

Stuart M. Falber, Esq.

Rosemary G. Reilly, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

(617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to an aggregate of 300,000 shares of common stock, par value $0.0001 per share (“Common Stock”), issuable under the Sage Therapeutics, Inc. (the “Registrant”) 2014 Employee Stock Purchase Plan, as amended (the “2014 Plan”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-197498, filed by the Registrant with the Securities and Exchange Commission on July 18, 2014, relating to the 2014 Plan, except to the extent amended or superseded by the contents hereof.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-196849) filed on July 8, 2014)

4.2	Fifth Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-36544) filed on July 25, 2014)

4.3	Amended and Restated Bylaws of the Registrant, as amended on August 6, 2020 (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36544) filed on August 10, 2020)

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature pages of this registration statement)

99.1	2014 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36544) filed on August 2, 2022

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 2nd day of August, 2022.

SAGE THERAPEUTICS, INC.

By:	/s/ Barry E. Greene
Barry E. Greene
Chief Executive Officer, President and Director

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Sage Therapeutics, Inc., hereby severally constitute and appoint Barry E. Greene and Kimi Iguchi, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date
/s/ Barry E. Greene	Chief Executive Officer, President and Director	August 2, 2022
Barry E. Greene	(Principal Executive Officer)

/s/ Kimi Iguchi	Chief Financial Officer	August 2, 2022
Kimi Iguchi	(Principal Financial and Accounting Officer)

/s/ Michael F. Cola	Director	August 2, 2022
Michael F. Cola

/s/ Steven Paul	Director	August 2, 2022
Steven Paul, M.D.

/s/ Kevin P. Starr	Director	August 2, 2022
Kevin P. Starr

/s/ James M. Frates	Director	August 2, 2022
James M. Frates

/s/ Geno Germano	Director	August 2, 2022
Geno Germano

/s/ Jeffrey M. Jonas	Director	August 2, 2022
Jeffrey M. Jonas, M.D.

/s/ Elizabeth Barrett	Director	August 2, 2022
Elizabeth Barrett

/s/ George Golumbeski	Director	August 2, 2022
George Golumbeski, Ph.D.